REVOCABLE PROXY

                         CARNEGIE FINANCIAL CORPORATION
                               17 WEST MALL PLAZA
                          CARNEGIE, PENNSYLVANIA 15106
                          ----------------------------
                         SPECIAL MEETING OF STOCKHOLDERS
                              ______________, 2002

         The undersigned hereby appoints the Board of Directors of Carnegie Financial Corporation (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held at Carnegie Savings Bank, 17 West Mall Plaza, Carnegie, Pennsylvania, on _________, ________ __, 2002 at _:__ _.m., eastern time and at any and all adjournments thereof, in the following manner:


                                                                         FOR      AGAINST     ABSTAIN
                                                                         ---      -------     -------
1.  Proposal to adopt an Agreement and Plan of Merger,
    dated as of October 10, 2001, by and between
    Fidelity Bancorp, Inc. ("Fidelity") and Carnegie Financial
    Corporation ("Carnegie") (the "Agreement"), pursuant to
    which Carnegie will merge into Fidelity and each outstanding share of common stock of Carnegie will be converted into the right to receive $14.75 in cash or common stock of Fidelity at the election of the holder, subject to the election, allocation and proration procedures set forth in the Agreement.

                                                                          |_|        |_|         |_|

         The  Board of  Directors  recommends  a vote  "FOR"  the  above  listed
proposition.                                            ---


THIS SIGNED PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 10, 2001, BY AND BETWEEN FIDELITY BANCORP, INC. AND CARNEGIE FINANCIAL CORPORATION.

THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy. This Proxy may be revoked at any time before it is exercised.

         The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus dated ___________, 2001.

Please check the box if you are planning to attend the Meeting. |_|

Dated:                              , 2002
       -----------------------------



---------------------------------               --------------------------------
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


---------------------------------               --------------------------------
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.